Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Ashutosh Roy, the chief executive officer of eGain Corporation (the “Company”), certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(i)

the Quarterly Report of the Company on Form 10-Q for the period ending March  31, 2018 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ashutosh Roy
Ashutosh Roy

May 10, 2018

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to eGain Corporation and will be retained by eGain Corporation and furnished to the Securities and Exchange Commission or its staff upon request.